EX.99.906 CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Insurance Trust for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Insurance Trust for the stated period.

/s/ Daniel D. O’Neill	/s/ Patrick J. Rudnick

Daniel D. O’Neill	Patrick J. Rudnick
Chief Executive Officer, Direxion Insurance Trust	Principal Financial Officer, Direxion Insurance Trust

Dated: 3/2/2011	Dated: 3/2/2011
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Direxion Insurance Trust for purposes of Section 18 of the Securities Exchange Act of 1934.